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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the FORE Systems, Inc. 1998 Stock Option Plan of our report dated April 22, 1998 appearing on page 24 of FORE Systems, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1998.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
December 22, 1998